Consent of Independent Registered Public Accounting Firm

The Boards of Directors/Trustees

Legg Mason Partners Investment Funds, Inc.

(formerly Smith Barney Investment Funds, Inc.)

and

Legg Mason Partners Investment Series

(formerly Smith Barney Investment Series)

We consent to the use of our reports for each of the funds listed below as of each of the respective fiscal year end dates listed below incorporated herein by reference.

Registrant (and Fund) Name and Fiscal Year End	Report Date

Legg Mason Partners Investment Funds, Inc. (Legg Mason Partners Multiple Discipline Funds All Cap Growth and Value, formerly Smith Barney Multiple Discipline Funds –All Cap Growth and Value Fund)
April 30, 2006	June 21, 2006

Legg Mason Partners Investment Funds, Inc. (Legg Mason Partners Multiple Discipline Funds Large Cap Growth and Value, formerly Smith Barney Multiple Discipline Funds –Large Cap Growth and Value Fund)
April 30, 2006	June 21, 2006

Legg Mason Partners Investment Funds, Inc.

(Legg Mason Partners Multiple Discipline Funds Global All Cap Growth

and Value, formerly Smith Barney Multiple Discipline Funds

–Global All Cap Growth and Value Fund)

April 30, 2006	June 21, 2006

Legg Mason Partners Investment Funds, Inc. (Legg Mason Partners Multiple Discipline Funds All Cap and International, formerly Smith Barney Multiple Discipline Funds –All Cap and International Fund)
April 30, 2006	June 21, 2006

Legg Mason Partners Investment Series (Legg Mason Partners Growth and Income Fund, formerly Smith Barney Growth and Income Fund)
October 31, 2005	December 16, 2005

We also consent to the reference to our firm under the heading “Financial Highlights” in the Proxy Statement/Prospectus on

Form N-14.

KPMG LLP

/s/    KPMG LLP

New York, New York

September 22, 2006